As filed with the Securities and Exchange Commission on July 6, 2005.
File No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
 -------------------------------------------------------------------------------

                        BNP RESIDENTIAL PROPERTIES, INC.
               (Exact Name of Issuer as Specified in its Charter)

        Maryland                                              56-1574675
  (State or Other Jurisdiction of                           (I.R.S. Employer
  Incorporation or Organization)                          Identification Number)

                        301 S. College Street, Suite 3850
                         Charlotte, North Carolina 28202
                            Telephone: (704) 944-0100
              (Address, including zip code, and telephone number of
                          Principal Executive Offices)

            Amended and Restated 1994 Stock Option and Incentive Plan
                            (Full Title of the Plan)

                                              With Copies to:
Eric S. Rohm                                  Robert H. Bergdolt, Esq.
Vice President, General Counsel and Secretary DLA Piper Rudnick Gray Cary US LLP
BNP Residential Properties, Inc.              4700 Six Forks Road, Suite 200
301 S. College Street, Suite 3850             Raleigh, North Carolina  27609
Charlotte, North Carolina 28202               (919) 786-2000
 (704) 944-0100


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================== =================== ==================== ======================= =======================
                                                            Proposed           Proposed Maximum
         Title of Shares              Amount To Be      Maximum Offering      Aggregate Offering          Amount of
        To Be Registered               Registered      Price Per Share (2)        Price (2)          Registration Fee (2)
---------------------------------- ------------------- -------------------- ----------------------- -----------------------
Common Shares of Beneficial         690,000 (1)            $16.00              $11,040,000               $1,300
Interest, par value $0.01 per
share
================================== =================== ==================== ======================= =======================

(1) Plus such additional number of shares as may be required by reason of the anti-dilution provisions of the Amended and Restated 1994 Stock Option and Incentive Plan. An aggregate of 1,260,000 shares of common stock may be offered or issued pursuant to the Amended and Restated 1994 Stock Option and Incentive Plan, 570,000 of which were previously registered on Form S-8 (File No. 333-119623) and 690,000 of which are registered on this Form S-8.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of BNP Residential Properties, Inc.'s common stock as reported on the American Stock Exchange on July 1, 2005.

                            _________________________

           PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     (a) The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

     (b) Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the
Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Eric S. Rohm at the address and telephone number on the cover of this Registration Statement.

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

     (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2004;

     (3) The description of Common Stock contained in the Company's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

     (4) All other  documents  subsequently  filed by the  Company  pursuant  to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

     Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.  Not applicable.

Item 5.  Interests of Named Experts and Counsel.  Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Maryland corporation law and our charter exculpate each director and officer in actions by the company or by stockholders in derivative actions from liability unless the director or officer has received an improper personal benefit in money, property or service or he has acted dishonestly, as established by a final judgment of a court.

     Our charter also provides that the company will indemnify a present or former director or officer against expense or liability in an action to the fullest extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party because of their service as an officer, director or other similar capacity. However, Maryland law prohibits indemnification if a court establishes that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The exculpation and indemnification provisions in the charter have been adopted to help induce qualified individuals to agree to serve on behalf of the company by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. You should be aware, however, that these provisions in our charter and Maryland law give you a more limited right of action than you otherwise would have in the absence of such provisions. We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.  Not applicable.

Item 8.  Exhibits.

         See Exhibit Index, which is incorporated here by reference.

Item 9.  Undertakings.

         (a) The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                        10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                        arising after the
                        effective date of the registration
                        statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                        respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

     Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to Item 6 of this Part II, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                         (signatures on following page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 6th day of July, 2005.


                                       BNP RESIDENTIAL PROPERTIES, INC.


                                       /s/ D. Scott Wilkerson
                                       D. Scott Wilkerson
                                       President and Chief Executive Officer


     POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of BNP Residential Properties, Inc. hereby severally constitute D. Scott Wilkerson and Philip S. Payne, and each of them singly, our true and lawful attorney with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and our capacities as officers and directors to enable BNP Residential Properties, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                     Title                                    Date

/s/ Philip S. Payne                      Chairman of the Board, Director and      July 6, 2005
Philip S. Payne                          Chief Financial Officer


/s/ D. Scott Wilkerson                   President and Chief Executive Officer    July 6, 2005
D. Scott Wilkerson                       and Director


/s/ Stephen R. Blank                     Director                                 July 6, 2005
Stephen R. Blank


/s/ Paul G. Chrysson                     Director                                 July 6, 2005
Paul G. Chrysson


Name                                     Title                                    Date

/s/ W. Michael Gilley                    Director                                 July 6, 2005
W. Michael Gilley


/s/ Peter J. Weidhorn                    Director                                 July 6, 2005
Peter J. Weidhorn


/s/ Pamela B. Bruno                      Vice-President, Treasurer and Chief      July 6, 2005
Pamela B. Bruno                          Accounting Officer


                                  EXHIBIT INDEX
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8

Exhibit No.                Description

4.1* Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed by the Company on March 23,
                  1999)

4.2* Articles Supplementary Classifying and Designating 909,090 Shares of the Series B Cumulative Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to the Company's Current Report on Form 8-K filed by the Company on January 11, 2002)

4.3* Amended and Restated By-laws of the Company (incorporated by reference from Exhibit 3.1 to the Company's Current
                  Report on Form 8-K filed by the Company on July 14, 2004)

5                 Opinion of DLA Piper Rudnick Gray Cary US LLP

23.1              Consent of DLA Piper Rudnick Gray Cary US LLP (included in
                  Exhibit 5)

23.2 Consent of Ernst & Young LLP, an independent registered public accounting firm

23.3              Consent of Ernst & Young LLP, an independent auditor

23.4              Consent of Reznick Fedder & Silverman, an independent auditor

23.5              Consent of Sharrard, McGee & Co., P.A., an independent auditor

24                Power of Attorney (included as part of signature page)

99.1* Amended and Restated 1994 Stock Option and Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K filed by the Company on May 31,
                  2005)

* incorporated herein by reference